                                                                     EXHIBIT 8.1


                                December 7, 1999



Onyx Acceptance Financial Corporation
27051 Towne Centre Drive
Foothill Ranch, California 92610

        Re: Onyx Acceptance Financial Corporation
            Registration Statement on Form S-3 (the "Registration Statement")

Ladies and Gentlemen:

        We have acted as counsel for Onyx Acceptance Financial Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), and certain trusts, all of the beneficial ownership of which will be initially owned by the Company (together with the Company, each an "Issuer"), in connection with the proposed issuance by the Issuer of its Auto Loan Backed Certificates (the "Certificates") or its Auto Loan Backed Notes (the "Notes"). The Certificates of a series are to be issued pursuant to either a Pooling and Servicing Agreement or a Trust Agreement, between the Issuer, the trustee (the "Trustee"), and, in the case of a Pooling and Servicing Agreement, an administrator. The Pooling and Servicing Agreement and the Sale and Servicing Agreement, each in the form filed with the Securities and Exchange Commission as an exhibit to the Registration Statement, are each referred to herein as an "Agreement." The Notes are to be issued pursuant to the Indenture for each series, each between the applicable Issuer and the Indenture Trustee (as defined therein). The form of the Indenture filed as an exhibit to the Registration Statement is herein referred to as the "Indenture."

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Issuer's organizational documents, the form of each Agreement and the form of Certificates included therein, the form of Indenture and form of Notes included therein and such other documents, records, certificates of the Issuer and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that each Agreement as completed for each series will be duly executed and delivered by each of the parties thereto; that the Certificates as completed for each series will be duly executed and delivered substantially in the forms contemplated by the related Agreement; and that the Certificates for each series will be sold as described in the Registration Statement. We have also assumed that the Indenture as completed for each series will be duly executed and delivered by each of the parties thereto; that the Notes as completed for each series will be duly executed and delivered substantially

Onyx Acceptance Financial Corporation
December 7, 1999
Page 2


in the forms contemplated by the Indenture; and that the Notes for each series will be sold as described in the Registration Statement.

        On the basis of the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that the description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the prospectus contained in the Registration Statement accurately describes the material federal income tax consequences to holders of Certificates or Notes, as applicable, under existing law and subject to the qualifications and assumptions stated therein.

        The opinion herein is based upon our interpretations of current law, including court authority and existing Final and Temporary Regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.

        We consent to the use and filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement and Prospectus contained therein. In giving such consent we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.



                                            Very truly yours,


                                            /s/ Andrews & Kurth L.L.P.